Exhibit 10.7
AMENDMENT TO ALASKA COMMUNICATIONS SYSTEMS GROUP, INC.
1999 NON-EMPLOYEE DIRECTOR STOCK COMPENSATION PLAN
     This AMENDMENT, dated as of the date set forth by the Secretary below (“Amendment Effective Date”) of the Alaska Communications Systems Group, Inc. (the “Company”) 1999 Non-Employee Director Stock Compensation Plan, as amended (the “Plan”), hereby amends the Plan as of the Amendment Effective Date.
RECITALS
     WHEREAS, the Company has previously adopted the Plan to promote a greater identity of interests between the Company’s non-employee directors and its stockholders and attract and retain directors by affording them an opportunity to share in the future successes of the Company;
     WHEREAS, the Section 13 of the Plan provides that the Plan shall terminate on the tenth anniversary of the Effective Date of the Plan (which will be on November 17, 2009); and
     WHEREAS, the Board of Directors has determined it to be in the best interests of the Company and its stockholders to, among other matters, extend the term of the Plan and allocate a specified number of shares that shall continue to be reserved for issuance under the Plan.
     In respect of the foregoing premises, among other matters, the Plan is amended hereby as set forth in the following articles of amendment.
AMENDMENT
     ARTICLE I. Capitalized terms used without definition in this amendment to the Plan shall have the meanings set forth in the Plan.
     ARTICLE II. Section 4, “Shares Subject to the Plan,” is hereby replaced in its entirety with the following:
     The maximum number of shares of Common Stock which shall be reserved and available for use under the Plan shall be 252,314, subject to adjustment pursuant to Section 11 hereunder. The shares issued under the Plan may be authorized and unissued shares or may be treasury shares or both.
     ARTICLE III. Section 13, “Duration of Plan,” is hereby replaced in its entirety with the following:
     Unless earlier terminated pursuant to Section 9 hereof, this Plan shall automatically terminate on, and no grants, awards or elections may be made after December 31, 2012, other than the receipt of Common Stock under Section 6 for Fees earned prior to such date and the payment of Share Accounts and Cash Accounts under Section 7 for shares of Common Stock and cash, as applicable, deferred prior to such date.
     ARTICLE IV. Except as amended hereby, the Plan, as previously amended prior to the Amendment Effective Date, remains in full force and effect.

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